Exhibit 99.1

First Mid Bancshares, Inc. Announces Acquisition of Evergreen Bancshares, Inc.

MATTOON, IL and WELLSVILLE, MO, October 29, 2026 (GLOBAL NEWSWIRE) – First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”) and Evergreen Bancshares, Inc. (“Evergreen”), the parent company of American Bank of Freedom, announced the execution of a definitive agreement dated October 28, 2026 under which Evergreen will merge with First Mid in a stock and cash transaction, strengthening First Mid’s presence in St. Louis and along the I-70 corridor, expanding its Illinois franchise through Rochester, and establishing a full-service banking presence in the greater Indianapolis market.

American Bank of Freedom is headquartered in Wellsville, Missouri and operates 10 banking centers, including locations throughout the St. Louis metropolitan area and I-70 corridor, as well as banking centers in Rochester, Illinois and Westfield, Indiana. American Bank of Freedom also operates a loan production office in the Denver, Colorado area. As of September 30, 2026, American Bank of Freedom had approximately $932 million in total assets, $712 million in loans and $727 million in deposits. American Bank of Freedom traces its roots to 1880 and has a long history of relationship-driven community banking.

Under the terms of the agreement, First Mid will acquire 100% of the outstanding shares of Evergreen. Evergreen shareholders will receive 0.4081 shares of FMBH common stock plus $5.20 in cash for each share of Evergreen common stock. Based on First Mid’s closing price per share of $51.01 on October 27, 2026, the aggregate consideration to be paid by First Mid is approximately $70.7 million, subject to certain conditions and adjustments. The transaction is expected to be approximately 80% stock and 20% cash based on First Mid’s stock price at announcement.

The transaction is estimated to be approximately 5.0% accretive to earnings per share in 2028(1), inclusive of the anticipated impact from crossing $10 billion in assets. Estimated tangible book value per share dilution to First Mid is expected to be approximately 0.5%, with an earnback period of approximately 0.5 years(2). First Mid expects to achieve cost savings of approximately 33% of Evergreen’s noninterest expense, in addition to approximately $0.9 million of annual pre-tax savings from branch consolidation. First Mid expects to maintain a strong capital position following the transaction, with a pro forma CET1 ratio of approximately 13.6%.

“We are excited to welcome American Bank of Freedom’s employees, customers and shareholders to First Mid,” said Matthew Smith, President and Chief Executive Officer of First Mid. “We have known the organization and its leadership for many years, and we are honored to have been selected as their strategic partner. This transaction strengthens our presence in St. Louis and along the I-70 corridor, expands our Illinois franchise through Rochester, and establishes a full-service banking presence in the greater Indianapolis market. American Bank of Freedom has a long history of relationship-driven community banking and a strong commitment to its customers and communities, which aligns well with First Mid.”

“This is also an important step for First Mid as we continue to build scale and prepare our organization for growth above $10 billion in assets,” Smith continued. “We have made significant investments in our people, technology, risk management and operating infrastructure, and we believe the additional earnings and synergies from this transaction more than offset the incremental financial impact of operating above the $10 billion threshold while positively positioning First Mid for future opportunities.”

(1) Pro forma impact is presented for illustrative purposes only and is subject to change based on final purchase accounting entries. EPS accretion illustrated assuming no share buybacks, fully phased cost savings and excluding any restructuring charges or provision expense related to the CECL “double count”.

(2) The tangible book value per share (“TBVPS”) earnback is calculated using the crossover method. See slide presentation for purchasing accounting summary.

“We are pleased to partner with an organization that shares our commitment to community banking and strong customer relationships,” said Timothy Nash, President and Chief Executive Officer of American Bank of Freedom. “First Mid brings additional scale, capabilities and resources while maintaining the community-focused approach that has been important to American Bank of Freedom throughout our history. We believe this combination will create additional opportunities for our customers, employees and communities.”

Following completion of the transaction, American Bank of Freedom customers will have access to First Mid’s broader range of financial services, including wealth management, brokerage, agricultural services, treasury management and insurance, as well as increased lending capacity and a larger banking network.

The transaction has been unanimously approved by each company’s board of directors and is expected to close in the first quarter of 2027, subject to regulatory approvals, the approval of Evergreen’s shareholders and the satisfaction of customary closing conditions. The companies expect to complete the bank merger and systems conversion in the second quarter of 2027.

Stephens Inc. served as exclusive financial advisor to First Mid. ArentFox Schiff LLP served as legal advisor to First Mid. Keefe, Bruyette & Woods, A Stifel Company, served as exclusive financial advisor to Evergreen. Husch Blackwell served as legal advisor to Evergreen.

A slide presentation relating to the transaction can be accessed under the investor relations section of First Mid’s website at www.firstmid.com. In addition, the presentation is included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission announcing the transaction.

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $9.4 billion community-focused organization that provides a full suite of financial services including banking, wealth management, brokerage, Ag services and insurance through a sizeable network of locations throughout Illinois, Iowa, Missouri, Texas and Wisconsin, and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to our customers and communities and has done so for more than 160 years. More information about the Company is available at www.firstmid.com.

About Evergreen Bancshares, Inc.: Evergreen Bancshares, Inc. is the parent company of American Bank of Freedom. Founded in 1880, American Bank of Freedom is a community bank headquartered in Wellsville, Missouri, with 10 banking centers serving communities throughout Missouri, Illinois and Indiana, as well as a loan production office in the Denver, Colorado area.

Forward Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding First Mid Bancshares, Inc. (“First Mid”), Evergreen Bancshares, Inc. (“Evergreen”) and the proposed transactions, including statements regarding anticipated benefits, integration, timing, approvals, customer relationships, operating results, expenses, market conditions, credit quality, liquidity, loan and deposit activity, and other expectations regarding the combined business. First Mid intends for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “may,” “should,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that the anticipated benefits of the proposed transactions will not be realized within the expected time period; the risk that integration of Evergreen with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated; changes in interest rates; general economic conditions and market-area conditions; legislative and/or regulatory changes; risks relating to Evergreen as a privately held company whose business and financial information has not been subject to public company reporting requirements; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality, composition and valuation of loan and investment portfolios; demand for loan products; deposit flows; competition; demand for financial services; accounting principles, policies and guidelines; and the ability to complete the proposed transactions or any of the foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, is included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Mid does not undertake any obligation to update, revise or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information

First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Evergreen that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Evergreen. Evergreen shareholders are urged to read the proxy statement/prospectus when it becomes available, which will contain important information about First Mid, Evergreen and the proposed transactions, including detailed risk factors. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov. These documents also can be obtained free of charge by accessing First Mid’s website at www.firstmid.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, when available, these documents can be obtained free of charge from First Mid upon written request to First Mid Bancshares, PO Box 499, Mattoon, IL 61938, Attention: Investor Relations; or from Evergreen upon written request to Evergreen Bancshares, Inc., 1701 Macklind Avenue, St. Louis, MO 63110, Attention: Chief Financial Officer. A final proxy statement/prospectus will be mailed to the shareholders of Evergreen.

Participants in the Solicitation

First Mid and Evergreen, and certain of their respective directors, executive officers, and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on March 17, 2026. This document can be obtained free of charge from the sources provided above. Information about Evergreen’s directors and executive officers, and a description of their direct and indirect interests in the proposed transactions, by security holdings or otherwise, will be included in the proxy statement/prospectus when it becomes available. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

First Mid Investor Contact:

Austin Frank

SVP, Director of Investor Relations

217-258-5522

afrank@firstmid.com

Jordan Read

Chief Financial Officer and Chief Risk Officer

217-258-3528

jread@firstmid.com

Evergreen Investor Contact:

Melissa Springmeyer

EVP/Chief Operating Officer

636-745-3104

Mspringmeyer@myamericanbank.net